UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 20, 2012

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Corporation previously disclosed that the Board of Directors had elected Marillyn A. Hewson to serve as the Corporation’s President and Chief Operating Officer, effective November 9, 2012. The Board also elected Ms. Hewson as Chief Executive Officer and President effective January 1, 2013.

On November 20, 2012, following the recommendation of the Management Development and Compensation Committee (“Compensation Committee”), the Board of Directors approved an increase in Ms. Hewson’s annual base salary from $700,000 to $1,100,000 and an increase in her target bonus percentage for an annual bonus under the Management Incentive Compensation Plan (“MICP”) from 90% to 125%. Both changes are effective retroactive to November 9, 2012. The change in her MICP target applies only to the period during 2012 in which she serves as President and Chief Operating Officer. As a result, any MICP bonus awarded to her by the Board of Directors for 2012 service will be pro-rated, so that approximately ten months will be based on her prior target rate of 90% and approximately two months will be based on the new target rate of 125%. Consistent with the MICP plan terms, her bonus for 2012 will be calculated using the base salary in effect on December 1, 2012.

The Compensation Committee recommended and the Board approved the compensation changes in recognition of Ms. Hewson’s promotion to President and Chief Operating Officer. The new base salary and target bonus percentage are at the same level as previously approved for Christopher E. Kubasik, the former President and Chief Operating Officer.

On November 20, 2012, following the recommendation of the Compensation Committee, the Board also approved a second increase in Ms. Hewson’s base salary to $1,375,000 and an amendment of the MICP plan to designate a target bonus percentage of 175% for the position of Chief Executive Officer (“CEO”) to be effective January 1, 2013, the date on which Ms. Hewson will become CEO and President. The Compensation Committee based its decision for her 2013 compensation on its pay philosophy that a newly promoted executive should be paid a base salary equal to 85% of the market rate for base salary (with market being the 50th percentile for comparable positions in our Comparator Group) and a MICP target equal to 100% of the market (or 50th percentile target percentage within our Comparator Group).

In her new positions, Ms. Hewson will be required to use a corporate jet for business and personal use and the Corporation will provide personal security (and a related tax gross-up) based on assessed risk to Ms. Hewson.

The Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance-Based) as amended effective January 1, 2013 is appended as Exhibit 99.1 to this report and is incorporated herein by reference.

During 2012, the Corporation disclosed that Mr. Stevens intended to step down at the end of the year as Chief Executive Officer but had indicated a willingness, subject to election by the Board of Directors and our stockholders, to remain Chairman of the Board through December 31, 2013. Following the resignation of Mr. Kubasik, who had been slated to become CEO at the beginning of 2013, the Board of Directors elected Mr. Stevens to serve as Executive Chairman, effective January 1, 2013. In addition, Mr. Stevens has agreed to remain an employee of the Corporation in the position of Strategic Advisor to the CEO through February 28, 2014, also reflecting an expansion of the transition role originally contemplated for him as an employee.

As Executive Chairman of the Board of Directors, Mr. Stevens will continue to lead the Board of Directors in its governance and oversight responsibilities with regard to the Corporation. Consistent with its historic policy of not providing board compensation to employee directors, Mr. Stevens will not receive director or chairman compensation for his services as Executive Chairman of the Board.

As Strategic Advisor to the CEO, Mr. Stevens will:

•	Assist in the transition of management responsibilities over the day-to-day operation of the Corporation to Ms. Hewson, the new CEO, effective January 1, 2013;

•	Provide counsel to Ms. Hewson on a variety of historic, strategic and policy issues;

•

Support the transition of responsibilities for the management of the Corporation to Ms. Hewson by facilitating introductions and establishing relationships with customers, members of Congress, investors and other stakeholders;

•

Represent the Corporation in a number of forums regarding issues facing the aerospace and defense industry such as the Aerospace Industries Association, National Defense Industries Association, American Institute of Aeronautics and Astronautics, Center for Strategic and International Studies, Royal Aeronautical Society and Council on Foreign Relations; and

•	Perform other duties at the request of the Board or the CEO, including customer and Congressional outreach and strategic and talent development.

Following the recommendation of the Compensation Committee, on November 20, 2012, the Board approved a Transition Agreement pursuant to which Mr. Stevens will receive the following compensation for his services as Strategic Advisor to the CEO in 2013:

•	Annual base salary of $1.8 million;

•	Eligibility for an annual bonus under the MICP plan, with a target bonus of 150%;

•	Payment, if any, earned under his 2011-2013 long term incentive performance (“LTIP”) grant; and

•	Continued participation in employee benefit plans such as 401(k), pension, and insurance.

It is anticipated that the transition will be substantially completed in 2013 and that Mr. Stevens will play a more limited role in 2014. For January and February 2014, Mr. Stevens will receive for his services as Strategic Advisor:

•	Salary of $100,000 per month or $200,000 in the aggregate;

•	Payment, if any, earned under the 2012-2014 LTIP (prorated to reflect service for only 26 months of the three-year cycle); and

•	Continued participation in employee benefit plans such as 401(k), pension, and insurance.

Mr. Stevens will not receive for his services in 2013 or 2014 any equity or LTIP grants in 2013 or 2014. Through February 28, 2014, he will continue to earn and vest in equity and LTIP grants made to him prior to December 31, 2012. In lieu of receiving equity grants for his service in 2013, the Corporation will pay him $2 million, contingent upon execution of a non-competition agreement pursuant to which Mr. Stevens will agree that, for the three-year period starting on the date of his retirement as Strategic Advisor, he will not accept employment from companies that the Corporation designates as competitors or interfere with, disrupt, or attempt to disrupt the relationship, contractual or otherwise, between the Corporation and any customer, supplier, or employee. The contemplated non-competition agreement will be for a longer period and apply to more companies than Mr. Stevens’ existing non-competition agreements.

Through December 31, 2014, Mr. Stevens will be eligible for an executive physical, office equipment, connectivity, technical and administrative support, and business and professional subscriptions. The Compensation Committee will re-evaluate on an annual basis any continuation of these items after December 31, 2014. Mr. Stevens also will be authorized through December 31, 2014 to use a corporate jet for business and personal use. The Corporation also will provide Mr. Stevens with personal security through December 31, 2014 and thereafter based upon an assessment of the degree to which Mr. Stevens continues to be associated with the Corporation and the level of risk. To the extent that the personal security is taxable, the Corporation will provide a tax gross-up sufficient to make Mr. Stevens whole.

In determining the compensation for Mr. Stevens’ service as Strategic Advisor for 2013 and 2014, the Compensation Committee considered a variety of factors and input from its independent consultant and concluded the level of compensation was appropriate. In particular, the Compensation Committee considered that:

•

The services to be performed by Mr. Stevens as Strategic Advisor will provide value to the Corporation in the management transition and in maintaining ongoing relationships with customers, Congress, investors and other stakeholders;

•	Mr. Stevens’ expanded role in the transition of management of the Corporation will require a time commitment significantly beyond that normally associated with service as Chairman of the Board;

•	Mr. Stevens is uniquely qualified to provide the services contemplated due to his knowledge of the Corporation and its customers, investors and other stakeholders;

•

The compensation represents a reduction in compensation from prior years due to the decision to not provide long term incentive grants for 2013 or 2014 and instead provide a single $2 million payment contingent upon execution of a non-competition agreement;

•	The compensation to be paid to Mr. Stevens is consistent with compensation paid by other companies in similar circumstances; and

•	The fact that, as an employee director and chairman, he will not receive any compensation for his service on the Board of Directors.

The foregoing summary is qualified in its entirety by the terms and conditions set forth in the Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance-Based) as amended effective January 1, 2013, a copy of which is appended as Exhibit 99.1 to this report and is incorporated herein by reference and in the Transition Agreement, a copy of which is appended as Exhibit 99.2 to this report and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Lockheed Martin Corporation Management Incentive Compensation Plan (Performance-Based) As Amended Effective January 1, 2013

99.2	Transition Agreement between Lockheed Martin Corporation and Robert J. Stevens

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Marian S. Block
Marian S. Block
Vice President and Associate General Counsel

November 27, 2012

Exhibit Index

99.1	Lockheed Martin Corporation Management Incentive Compensation Plan (Performance-Based) As Amended Effective January 1, 2013

99.2	Transition Agreement between Lockheed Martin Corporation and Robert J. Stevens